Exhibit 10.2
THE FASHION HOUSE, INC.
FINANCIAL STATEMENTS
For The Six Months Ended June 30, 2005 and 2004 and
The Years Ended December 31, 2004 and 2003
with
INDEPENDENT AUDITORS’ REPORT THEREON
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
The Fashion House, Inc.
We have audited the accompanying balance sheet of The Fashion House, Inc. (the “Company”) as of December 31, 2004, and the related statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Fashion House, Inc. as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred operating losses and had negative cash flows from operations for the years ended December 31, 2004 and 2003, and has as an accumulated deficit of $1,285,410 and a working capital deficit of $960,275 at December 31, 2004. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
/s/ CORBIN & COMPANY, LLP
Irvine, California
December 19, 2005

THE FASHION HOUSE, INC.
BALANCE SHEETS

	June 30, 2005
	(Unaudited)	December 31, 2004
ASSETS

Current assets:
Cash	$2,985	$171,849
Accounts receivable, net of allowance of $0 and $12,667 at June 30, 2005 and December 31, 2004, respectively	36,669	203,892
Prepaid offering costs	152,683	—
Prepaid royalties	109,375	14,164
Other prepaid expenses	62,197	9,000
Total current assets	363,909	398,905
Property and equipment, net	196,852	148,149
Deposits	19,352	13,352
	$580,113	$560,406

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$707,095	$208,933
Accrued payroll and related	324,961	282,961
Settlement payable	85,000	135,000
Due to factor	36,488	101,826
Accrued interest	119,374	74,296
Convertible notes payable, net of debt discount of $138,128	861,872	—
Note payable to stockholder	851,000	542,000
Warrant liability	218,000	—
Total current liabilities	3,203,790	1,345,016
Commitments and Contingencies Stockholders’ deficit:
Common stock, $0.01 par value; 10,000 shares authorized; 10,000 shares issued and outstanding	100	100
Additional paid-in capital	969,700	500,700
Accumulated deficit	(3,593,477)	(1,285,410)
Total stockholders’ deficit	(2,623,677)	(784,610)
	$580,113	$560,406
See independent auditors’ report and accompanying notes to these financial statements.

THE FASHION HOUSE, INC.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2004	2003
Net sales	$4,676,528	$971,721

Cost of sales	2,710,165	818,199
Gross profit	1,966,363	153,522
Operating expenses:
Selling, general and administrative	2,140,602	1,263,320
Payroll and related	416,570	219,911
Royalties	367,014	157,500
Total operating expenses	2,924,186	1,640,731
Loss from operations	(957,823)	(1,487,209)
Other income (expense):
Gain on sale of license	1,350,000	—
Interest expense	(84,406)	(20,808)
Total other income (expense), net	1,265,594	(20,808)
Income (loss) before income taxes	307,771	(1,508,017)
Income taxes	800	800
Net income (loss)	$306,971	$(1,508,817)
See independent auditors’ report and accompanying notes to these financial statements.

THE FASHION HOUSE, INC.
STATEMENTS OF OPERATIONS

	Six Months Ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)
Net sales	$746,325	$2,954,242

Cost of sales	753,942	2,007,377
Gross (loss) profit	(7,617)	946,865
Operating expenses:
Selling, general and administrative	928,588	727,208
Payroll and related	422,548	122,599
Royalties	346,875	203,889
Total operating expenses	1,698,011	1,053,696
Loss from operations	(1,705,628)	(106,831)
Other expense:
Interest expense	(601,639)	(46,744)
Total other expense	(601,639)	(46,744)
Loss before income taxes	(2,307,267)	(153,575)
Income taxes	800	800
Net loss	$(2,308,067)	$(154,375)
See accompanying notes to these financial statements.

THE FASHION HOUSE, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT
SIX MONTH ENDED JUNE 30, 2005 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2004 AND 2003

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in Capital	Deficit	Total
Balance at December 31, 2002	9,200	$92	$149,908	$(83,564)	$66,436

Capital contributions	—	—	350,000	—	350,000
Net loss	—	—	—	(1,508,817)	(1,508,817)
Balance at December 31, 2003	9,200	92	499,908	(1,592,381)	(1,092,381)
Issuance of common stock for services	800	8	792	—	800
Net income	—	—	—	306,971	306,971
Balance at December 31, 2004	10,000	100	500,700	(1,285,410)	(784,610)
Estimated fair value of beneficial conversion feature (unaudited)	—	—	469,000	—	469,000
Net loss (unaudited)	—	—	—	(2,308,067)	(2,308,067)
Balance at June 30, 2005 (unaudited)	10,000	$100	$969,700	$(3,593,477)	$(2,623,677)
See independent auditors’ report and accompanying notes to these financial statements.

THE FASHION HOUSE, INC.
STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	December 31, 2004	December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$306,971	$(1,508,817)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	32,892	9,448
Gain on sale of license	(1,350,000)	—
Estimated fair value of stock issued for services	800	—
Changes in operating assets and liabilities
Accounts receivable	(203,892)	—
Prepaid royalties and expenses	(23,164)	58,000
Deposits	(12,602)	(750)
Accounts payable and accrued expenses	91,020	117,322
Accrued payroll and related	62,808	178,153
Settlement payable	135,000	—
Accrued interest	74,296	—
Net cash used in operating activities	(885,871)	(1,146,644)
CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchases of property and equipment	(129,446)	(47,341)
Proceeds from sale of license	1,350,000	—
Net cash provided by (used in) investing activities	1,220,554	(47,341)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to stockholder	100,000	685,000
Repayments of notes payable to stockholder	(243,000)	—
Advances from factor	1,124,631	331,878
Payments to factor	(1,155,104)	(199,578)
Proceeds from capital contributions	—	350,000
Net cash (used in) provided by financing activities	(173,473)	1,167,299
Net increase (decrease) in cash	161,210	(26,686)
Cash, beginning of the period	10,639	37,325
Cash, end of the period	$171,849	$10,639
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$10,110	$—
Cash paid during the period for income taxes	$800	$800
See independent auditors’ report and accompanying notes to these financial statements.

THE FASHION HOUSE, INC.
STATEMENT OF CASH FLOWS
SIX MONTH ENDED JUNE 30, 2005

	June 30, 2005	June 30, 2004
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(2,308,067)	$(154,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,403	12,970
Amortization of estimated fair value of beneficial conversion features	349,205	—
Amortization of estimated fair value of warrants	199,667	—
Changes in operating assets and liabilities
Accounts receivable	167,223	—
Prepaid royalties and expenses	(148,408)	(181,290)
Deposits	(6,000)	750
Accounts payable and accrued expenses	498,162	62,444
Accrued payroll and related	42,000	68,827
Settlement payable	(50,000)	—
Accrued interest	45,078	48,206
Net cash used in operating activities	(1,188,737)	(142,468)
CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchases of property and equipment	(71,106)	—
Net cash used in investing activities	(71,106)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable to stockholder	370,000	—
Repayments of notes payable to stockholder	(61,000)	—
Proceeds from convertible notes payable	1,000,000	—
Advances from factor	728,862	909,739
Payments to factor	(794,200)	(776,860)
Prepaid offering costs	(152,683)	—
Net cash provided by financing activities	1,090,979	132,879
Net decrease in cash	(168,864)	(9,589)
Cash, beginning of the period	171,849	10,639
Cash, end of the period	$2,985	$1,050
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$32,517	$—
Cash paid during the period for income taxes	$—	$—
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Estimated fair value of beneficial conversion features	$469,000	$—
Estimated fair value of warrants issued with convertible notes payable	$218,000	$—
See independent auditors’ report and accompanying notes to these financial statements.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and Nature of Operations
The Fashion House, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on April 11, 2002. The Company designs, develops and markets women’s dress footwear with an emphasis on celebrity appeal, style, quality and fit. The Company targets the moderate to premium-priced categories of the women’s footwear industry and implements its business model by licensing recognized brand names throughout the United States of America.
Basis of Presentation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, collectibility of receivables, recoverability of long-lived assets and valuation of warrants to purchase common stock and deferred tax assets. Actual results may differ from these estimates under different assumptions or conditions.
Going Concern
The financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred operating losses and had negative cash flows from operations for the years ended December 31, 2004 and 2003, and has as an accumulated deficit of $1,285,410 and a working capital deficit of $960,275 at December 31, 2004.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
The Company’s success is dependent upon numerous items, among which are the Company’s successful growth of revenues from its products, its ability to obtain new customers in order to achieve levels of revenues adequate to support the Company’s current and future cost structure, and its ability to obtain financing for operations, for which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing and maintaining profitable operations. These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, technical difficulties, market acceptance and sales and marketing. The failure of the Company to meet any of these conditions could have a materially adverse effect on the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can achieve or maintain profitable operations.
The Company believes it will have adequate cash to sustain operations until it achieves sustained profitability. However, until the Company has a history of maintaining revenue levels sufficient to support its operations and repay its working capital deficit, the Company requires additional financing. Subsequent to year end, the Company entered into a private placement agreement to sell a maximum of 4,600,000 shares of its common stock at $1.00 per share (see Note 7) for which it has obtained approximately $2,400,000. There can be no assurance that additional funding will be adequate or will enable the Company to achieve or sustain profitable operations.
These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the classification of liabilities that might result from the outcome of these uncertainties.
Risks and Uncertainties
Credit Risk
The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. At December 31, 2004, the Company has cash balances which exceeded the insured limit by $87,360.
The Company assigns the majority of its trade accounts receivable to a factor (see Note 2); however, the Company maintains the credit risk with respect to collection of these amounts. The Company makes sales to customers not approved by its factor at its own risk and monitors the outstanding receivable balance. At December 31, 2004, the Company established an allowance for doubtful accounts of $12,267.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
The Company operates in an industry that is subject to intense competition. The Company’s operations are subject to significant risks and uncertainties including financial, operational, technological, regulatory and other risks associated with an operating business, including the potential risk of business failure.
Merchandise Risk
The Company’s success is largely dependent upon its ability to gauge the market trends and the tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have a material adverse effect on the Company’s business, operating results and financial condition.
The Company purchases substantially all of its products from two vendors. The loss of either of these vendors could have a material adverse effect on the Company’s cash flow and financial position.
Inventories
Inventories will consist of returned merchandise from customers or unsold goods held by the trading company at a public warehouse in excess of sixty days. As noted below, the Company has no inventory on hand at June 30, 2005 and December 31, 2004.
Property and Equipment
Property and equipment are stated at cost. Depreciation of equipment is provided for by using the straight-line method over the estimated useful lives of the related assets, which are five years for machinery and equipment and seven years for furniture and fixtures. Expenditures for maintenance and repairs are charged to expense as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.
Long-Lived Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of long-lived assets for impairment whenever events or change in circumstances indicate that such carrying values may not be recoverable. The Company estimates the future undiscounted cash flows derived from an asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may not be recoverable. An impairment loss is recognized when the undiscounted future cash flows are less than its carrying amount. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. At December 31, 2004, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products or services will continue, which could result in additional future impairment of long-lived assets.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses, accrued payroll and related, settlement payable, due to factor, accrued interest, and note payable to stockholder. The carrying value for all such instruments approximates fair value due either to the short-term nature of the instruments or the fact that prevailing interest rates are not substantially different from the Company’s borrowing rates at June 30, 2005 and December 31, 2004. The fair value of convertible notes payable is not determinable because of the nature of the instruments and lack of comparability with similar types of instruments.
Derivative Financial Instruments
In connection with the issuance of warrants with convertible notes payable in 2005 (see Notes 6 and 9), the Company was required to file a registration statement by November 2, 2005 and have such registration statement declared effective no later than February 15, 2006 (the “Effectiveness Deadline”). The Company will be required to issue the holders of convertible notes 123,750 warrants for each subsequent 30-day period that such registration statement has not been filed. Also, the Company will be required to issue the holders of convertible notes 123,750 warrants for each 30-day period the registration statement is not declared effective beyond the Effectiveness Deadline. In addition, the Company is required to include the warrants issued to the placement agent for the private placement in such registration statement (see Note 7). The Company determined that the registration rights are an embedded derivative instrument pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities , as amended and the provisions of the Emerging Issues Task Force (“EITF”) Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. The accounting treatment of these derivative financial instruments requires that the Company record the derivatives at their fair values as of the inception date of the note agreements and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each balance sheet date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.
At June 30, 2005, there are derivative liabilities of $218,000 related to the warrants with registration rights. Due to the close proximity of the balance sheet date to the issuance date of the warrants, there was no change in valuation of the related derivatives. There were no such liabilities at December 31, 2004.
Warrant-related derivatives were valued using the Black-Scholes Option Pricing Model with the following assumptions during the six months ended June 30, 2005: dividend yield of 0%; annual volatility of 62%; and risk free interest rate of 3.0%.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Beneficial Conversion Feature
The convertible feature of certain conventional convertible notes payable (see Note 6) provides for a rate of conversion that is below market value. Such feature is normally characterized as a “beneficial conversion feature” (“BCF”). Pursuant to EITF Issue No. 98-5 (“EITF 98-5”), Accounting For Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratio and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 To Certain Convertible Instruments, the fair values of the BCFs have been recorded as a discount from the face amount of the respective debt instrument. The Company is amortizing the discount using the effective interest method through maturity of such instruments. The Company will record the corresponding unamortized debt discount related to the BCF and warrants as interest expense when the related instrument is converted into the Company’s common stock.
Revenue Recognition
Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition , as amended by SAB 104, outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes that the Company’s revenue recognition policy conforms to SAB 104.
We evaluate the criteria of the Financial Accounting Standards Board (“FASB”) EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, establishes product specifications, and has the risk of loss as it relates to the ultimate collection of accounts receivable and cargo losses. Accordingly, the Company’s revenue is recorded on a gross basis.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
The Company utilizes a trading company (see Note 2) to provide trade finance and factoring services in connection with the manufacture, distribution and sale of the Company’s products (referred to hereinafter as the “Goods”) to customers. The trading company issues letters of credit in favor of the manufacturers at the request of the Company, and in accordance with the information provided in such requests. The trading company imports and delivers Goods, as instructed by the Company, to a public warehouse and pays the manufacturers for the cost of Goods and the related costs covered by the requests.
Goods are held by the Company at a public warehouse on a consignment basis. The Company arranges and maintains the Goods while in its possession at its expense. The trading company has title to the Goods when shipped from the manufacturer and in the public warehouse. The trading Company is paid for the Goods upon their sales and shipment to the Company’s customers. Goods that remain unsold in the public warehouse on or after sixty days from receipt are billed by the trading company and title to the Goods is transferred to the Company. For all Goods purchased, the Company is charged cost plus 4% by the trading company. There were no unsold Goods billed by the trading company and purchased by the Company during the years ended December 31, 2004 and 2003.
Revenue is recognized upon shipment of Goods from the public warehouse to the customers, which is when title transfers to the customers. The trading company approves credit to the customers and factors the sale. The trading company charges the Company 2.5% of the sales which are factored. For sales that are not factor approved, the Company purchases Goods from the trading company and sells the Goods directly to the customers.
The Company has title to all Goods returned by customers to the public warehouse. At December 31, 2004, returned inventory was not material to the overall financial statements.
Shipping and handling costs billed to the customers are recorded in sales. Shipping and handling costs as incurred by the Company are recorded in cost of sales.
Advertising
The Company expenses advertising costs, consisting primarily of placement in multiple publications, along with design and printing costs of sales materials, when incurred. Advertising expense for the years ended December 31, 2004 and 2003 amounted to $72,738 and $59,563, respectively.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Income Taxes
The Company determines its income taxes under the asset and liability method in accordance with the SFAS No. 109, Accounting for Income Taxes . Under the asset and liability approach, deferred income tax assets and liabilities are calculated and recorded based upon the future tax consequences of temporary differences by applying enacted statutory tax rates applicable to future periods for differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities. Generally, deferred income taxes are classified as current or non-current in accordance with the classification of the related asset or liability. Those not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are provided for significant deferred income tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized.
Stock-Based Compensation
In December 2004, the FASB issued SFAS No. 123 (revised 2004) (“SFAS 123(R)”), Share-Based Payment         , to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces SFAS No. 123, and supersedes Accounting Principles Board (“APB”) No. 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in APB No. 25, as long as the footnotes to financial statements disclosed what net income (loss) would have been had the preferable fair-value-based method been used. Small business issuers will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after December 15, 2005. The Company will apply SFAS 123(R) to all stock-based employee compensation arrangements. There have been no options issued to employees as of December 31, 2004.
Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123 and EITF Issue No. 96-18, Accounting For Equity Instruments That Are Issued To Other Than Employees For Acquiring, Or In Conjunction With Selling Goods Or Services . All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions . This Statement’s amendments are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Provisions of this statement are effective for fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the financial statements.
In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of this statement to have a material impact on the financial statements.
Other recent accounting pronouncements issued by the FASB (including the EITF) and the American Institute of Certified Public Accountants did not or are not believed by management to have a material impact on the Company’s present or future financial statements.
NOTE 2 — ACCOUNTS RECEIVABLE FACTORING
On February 1, 2003, the Company signed a factoring agreement with Madison Administrative Services, Inc. (“MAS”), a New York corporation. Under the factoring agreement, MAS charged the Company a factoring fee of 1% of the gross invoice amount of each account receivable, subject to a minimum annual fee of $9,000. MAS, to the extent of any financing provided, held a security interest in all assets of the Company over the term of the factoring agreement. During the years ended December 31, 2004 and 2003, factoring fees charged by MAS totaled $48,995 and $10,004, respectively.
In November 2004, the Company terminated its factoring activities with MAS and signed a conditional mutual release with MAS on April 6, 2005, whereby the Company agreed to pay MAS $135,000, of which $50,000 was due upon signing and $85,000 due in June 2005. The Company remitted the $85,000 balance in July 2005.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 2 — ACCOUNTS RECEIVABLE FACTORING, continued
On November 14, 2004, the Company signed a factoring agreement with Itochu International, Inc. (“Itochu”), a New York corporation. Under the factoring agreement, the Company is charged a factoring fee of 1.5% of the gross invoice amount, with no minimum annual fee, and all invoices are subject to approval by Itochu. Itochu, to the extent of any financing provided, holds a security interest in all assets of the Company over the term of the factoring agreement. Either party may terminate the factoring agreement by providing 60 days written notice. In accordance with the agreement, Itochu will advance the invoice amount, but at no time will the outstanding balance of advances exceed $500,000.
The following summarizes the Company’s accounts receivable and related balances:

	(Unaudited)
	June 30, 2005	December 31, 2005
Receivables assigned to factor	$1,854	$170,344
Advances from factor	(36,488)	(101,826)

Amounts due (to) from factor	(34,634)	68,518
Unfactored accounts receivable	34,815	45,815
Allowances for returns and allowances	—	(12,267)

	$181	$102,066

NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following at December 31, 2004:

Office and computer equipment	$99,394

Furniture and fixtures	91,096
190,490
Less accumulated depreciation	(42,341)
$148,149
Depreciation expense for the years ended December 31, 2004 and 2003 amounted to $32,892 and $9,448, respectively.
NOTE 4 — NOTE PAYABLE — STOCKHOLDER
From time to time, the Company borrows funds from a founding stockholder for working capital purposes, which bear interest at 8% per annum and are due in January 2006. As of December 31, 2004 and June 30, 2005, outstanding borrowings totaled $542,000 and $851,000, and accrued interest totaled $74,296 and $102,776, respectively. Interest expense for the years ended December 31, 2004 and 2003 approximated $53,000 and $21,000, respectively. Interest expense for the six months ended June 30, 2005 and 2004 was $28,000 and $27,000, respectively.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 5 — INCOME TAXES
Income tax expense consisted of current state income tax expense of $800 for the years ended December 31, 2004 and 2003.
Reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	2004	2003
Statutory federal income tax rate	34.0%	34.0%

State income taxes, net of federal benefit	0.2%	—
Change in valuation allowance	(34.5)%	(33.9)%
Other	0.6%	(0.1)%
Total	0.3%	—
The following is a summary of the significant components of the Company’s deferred income tax liability as of December 31, 2004:

Non-current deferred income tax asset:

Net operating loss carryforwards	$624,000
Less valuation allowance	(624,000)
$—
At December 31, 2004, the Company had net operating loss carryforwards of approximately $1,456,000 and $1,455,000 available to offset future federal and state income taxes, respectively, and which will begin to expire in year 2022 and 2012, respectively. SFAS 109 requires that the tax benefit of such net operating losses be recorded using current tax rates as an asset to the extent management assesses the utilization of such net operating losses to be more likely than not. Based upon the Company’s short term historical operating performance, the Company provided a full valuation allowance against the deferred tax asset in 2004 and 2003.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 6 — CONVERTIBLE NOTES PAYABLE
In April and May 2005, the Company issued convertible notes payable totaling $625,000, bearing interest at 11 percent per annum (the “11% Notes”). The notes and accrued interest were due through August 2005, as amended. In addition, the principal and accrued interest on the 11% Notes were convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $375,250 in connection with the conversion feature of the notes payable during the six months ended June 30, 2005 and amortized $345,500 to interest expense in the accompanying statement of operations during such period. In connection with the issuance of the 11% Notes, the Company issued warrants to purchase an aggregate of 625,000 shares of the Company’s common stock. In August 2005, the Company repaid such amounts, including accrued interest of $35,392. The holder of the 11% Notes has the right to purchase up to 50% of any equity security, including convertible debt, to be issued by the Company on the same terms as such securities are offered to other parties through May 2008. At June 30, 2005, the balance of the 11% Notes is $576,917, net of unamortized debt discounts of $29,750 and $18,333 related to the BCF and warrants, respectively.
In June 2005, the Company issued convertible notes payable totaling $375,000, bearing interest at 6 percent per annum (the “6% Notes”). The notes and accrued interest were due at the earlier of the closing of the Company’s private placement (see Note 9) or June 2006. In addition, the principal and accrued interest on the 6% Notes are convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $93,750 in connection with the conversion feature of the notes payable during the six months ended June 30, 2005 and amortized $3,705 to interest expense in the accompanying statement of operations during such period. In conjunction with the initial closing of the Company’s reorganization (see Note 9), the entire balance of $375,000 of the 6% Notes, and $3,713 of accrued interest, was converted into 472,463 shares of the Company’s common stock in accordance with the related agreements. At June 30, 2005, the balance of the 6% Notes is $284,955, net of unamortized debt discounts of $90,045 related to the BCF.
NOTE 7 — EQUITY TRANSACTIONS
Contributions
During the year ended December 31, 2003, the Company received contributions totaling $350,000 from a founding stockholder of the Company.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 7 — EQUITY TRANSACTIONS, continued
Common Stock
During the year ended December 31, 2004, the Company issued 800 shares of common stock to a founding stockholder for services rendered with an estimated value of $800 (based on the per share price of the Company’s subsequent private placement, see below).
On June 1, 2005, the Company entered into an agreement with Brookstreet Securities Corporation (“BSC”), a NASD member investment banker based in Irvine, California, as its placement agent and financial consultant to sell newly issued common stock at $1.00 per share for a total offering from a minimum of 2,500,000 shares to a maximum of 4,600,000 shares, in order to raise minimum capital of $2,175,000 to maximum capital of $4,002,000, net of expenses (the “PPM”). The Company agreed to pay BSC an 8% retail sales commission, a 2% non-accountable marketing allowance and a 3% non-accountable expense allowance. BSC also received warrants to purchase 433,313 shares of the Company’s common stock at an exercise price of $1.00 per share (see Note 9).
Warrants
During the six months ended June 30, 2005, the Company issued warrants to purchase 625,000 shares of the Company’s common stock in connection with the issuance of the 11% Notes (see Note 6), with fair values totaling $218,000, as determined using the Black Scholes Option Pricing Model. These warrants vested upon grant, have exercise prices of $0.15 and expire through August 2015. The Company was required to file a registration statement by November 2, 2005 and have such registration statement declared effective no later than February 15, 2006, (the “Effectiveness Deadline”). The Company is required to issue the holders of the 11% Notes 68,750 warrants for each subsequent 30-day period that such registration statement has not been filed. Also, the Company will be required to issue the holders of the 11% Notes 68,750 warrants for each 30-day period the registration statement is not declared effective beyond Effectiveness Deadline (“11% Penalty Warrants”). The Company has recorded the estimated fair value of the warrants as a liability (see Note 1). As of December 19, 2005, the Company has issued 11% Penalty Warrants to purchase an aggregate of 137,500 shares of the Company’s common stock, which vested upon grant, have exercise prices of $1.00, mature through August 2015 and have estimated fair values of $109,000, as determined under SFAS 123.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Licensing Agreements
For the rights to use trademarks, the Company has entered into licensing agreements with various licensors. The agreements enable the Company to sell products using the name of the licensor in return for a licensing fee based upon sales of the product using the licensor’s name.
The Company acquired rights to use four trademarks as evidenced by licensing agreements entered into with Nicole Miller, Richard Tyler, Tyler and Oscar by Oscar de la Renta (acquired in January 2005), which expire on March 3, 2009, November 26, 2007, November 26, 2007 and June 30, 2010, respectively. Under these licensing agreements, the Company agreed to pay the greater of between 3% and 8% of net sales of the licensed products or guaranteed minimums ranging from $54,600 to $210,000 per annum. The licensor may terminate the licensing agreements upon event of default, as defined.
In 2004, the Company sold the rights to use the Nicole Miller trademark under its licensing agreement through March 2009 to an unrelated third party for $1,350,000 and realized a gain of $1,350,000.
Minimum annual guaranteed royalty payments on the above licenses are as follows:

Years ending December 31,

2005	$429,000
2006	593,000
2007	832,000
2008	1,007,000
2009	1,384,000
Thereafter	510,000
$4,755,000

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 8 — COMMITMENTS AND CONTINGENCIES, continued
Indemnities and Guarantees
The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. Additionally, the Company indemnifies its factor and licensors under the factoring and license agreements, respectively, against certain claims as a result of the violation of any law. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheet.
Litigation
The Company is, from time to time, involved in various legal and other proceedings which arise in the ordinary course of operating its business. In the opinion of management, the amount of ultimate liability, if any, with respect to these actions will not materially affect the financial position or results of operations of the Company.
NOTE 9 — SUBSEQUENT EVENTS
Licensing Agreement
On January 24, 2005, the Company entered into a licensing agreement for the trademark, Oscar by Oscar de la Renta, which expires on June 30, 2010 (see Note 8).
Reorganization
On August 19, 2005, TDI Holding Corporation (“TDI”) entered into an agreement of Plan of Reorganization (“Merger”) with the Company in a tax free share exchange under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Immediately prior to the Merger, TDI had 1,006,344 shares of common stock issued and outstanding and no preferred stock issued and outstanding (post 21.8 to 1 reverse stock split). Pursuant to the Merger, all of the outstanding shares of the Company’s common stock were exchanged into 14,114,200 shares of TDI common stock. Immediately after the Merger, TDI had 15,120,544 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. In addition, pursuant to the Merger, the Company paid $325,000, which was distributed to the TDI shareholders, which the Company has expensed as acquisition costs during the year ending December 31, 2005.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 9 — SUBSEQUENT EVENTS, continued
Immediately after the Merger, the officers and directors of TDI resigned and the management of the Company controlled such positions; therefore, effecting a change of control. As a result, the transaction was recorded as a “reverse merger” whereby the Company was considered to be the accounting acquirer as it retained control of TDI after the Merger. Simultaneously with the merger, TDI changed its name to The Fashion House Holdings, Inc.
Since TDI’s continuing operations and balance sheet are insignificant, a pro forma balance sheet and statement of operations are not presented.
Convertible Notes Payable
In July 2005, the Company issued a convertible note payable totaling $550,000, bearing interest at 11 percent per annum (the “July 11% Note”). The July 11% Note and accrued interest are due in January 2006. In addition, the principal and accrued interest on the July 11% Note are convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $269,000 in connection with the conversion feature of the July 11% Note upon issuance. In connection with the issuance of the July 11% Note, the Company issued warrants to purchase an aggregate of 550,000 shares of the Company’s common stock, with fair values of $281,000, as determined under SFAS No. 123. These warrants vested upon grant, are exercisable at $0.80 per share and expire through August 2008. The Company was required to file a registration statement by November 2, 2005 and have such registration statement declared effective no later than February 15, 2006 (the “Effectiveness Deadline”). The Company is required to issue the holders of convertible notes 55,000 warrants for each subsequent 30-day period that such registration statement has not been filed. Also, the Company will be required to issue the holder of the July 11% Note 55,000 warrants for each 30-day period the registration statement is not declared effective beyond the Effectiveness Deadline (the “July Penalty Warrants”). The Company has recorded the estimated fair value of the warrants as a liability (see Note 1). As of December 19, 2005, the Company has issued July Penalty Warrants to purchase an aggregate of 110,000 shares of the Company’s common stock, which vested upon grant, have exercise prices of $1.00, mature through August 2015 and have estimated fair values of $87,000, as determined under SFAS 123.
In August 2005, the Company issued convertible notes payable totaling $200,000, bearing interest at 6 percent per annum (the “Additional 6% Notes”). The notes and accrued interest were due at the earlier of the initial closing of the Company’s private placement (see below) or June 2006. In addition, the principal and accrued interest on the Additional 6% Notes were convertible into shares of the Company’s common stock at a conversion price equal to $0.80 per share. The Company recorded a BCF of $50,000 in connection with the conversion feature of the notes payable upon issuance. In conjunction with the initial closing of the Company’s reorganization (see above), the entire balance of $200,000 of Additional 6% Notes, and $1,584 of accrued interest, was converted into 251,980 shares of the Company’s common stock in accordance with the related agreements.

THE FASHION HOUSE, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003
NOTE 9 — SUBSEQUENT EVENTS, continued
Equity Transactions
PPM
On August 19, and September 7, 2005, The Company completed the initial closings of the minimum amount of its private placement through BSC with the sale of an aggregate of 2,888,750 shares of its common stock receiving proceeds of $2,402,540, net of commissions, fees and expenses of $486,210. The Company has recorded $152,683 of such expenses as prepaid offering costs in the accompanying balance sheet at June 30, 2005.
Warrants
In July 2005, the Company issued warrants to purchase an aggregate of 62,500 shares of the Company’s common stock to the holders of the 11% Notes in connection with an extension of the maturity date of such notes to August 2005. The warrants vested upon grant, are exercisable at $0.80 per share and expire through August 2015. The estimated fair value of the warrants was $22,000, as determined under SFAS No. 123.
In August and September 2005, the Company issued warrants to purchase an aggregate of 433,313 shares of the Company’s common stock to BSC in connection with the initial closings of the Company’s PPM (see above), with fair values totaling $190,000 as determined under SFAS No. 123. These warrants vested upon grant, have exercise prices of $1.00 per share and expire through September 2010. The Company is required to register the underlying shares and maintain the effectiveness of the related registration statement of a period of two years following the final closing of the private placement. The fair value of the warrants totaling $191,000 will be classified as a liability due to the related registration rights and an offset to the proceeds received in the private placement.